UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 6, 2017

Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 6, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Concert Pharmaceuticals, Inc. (the “Company”) approved the terms of restricted stock unit awards (the “RSUs”) to all of the current employees of the Company, including Roger Tung, the President and Chief Executive Officer of the Company, James Cassella, the Senior Vice President and Chief Development Officer of the Company, and Nancy Stuart, the Chief Operating Officer of the Company. The Committee approved an award of 80,000 RSUs to Dr. Tung and awards of 60,000 RSUs to each of Dr. Cassella and Ms. Stuart.

Fifty percent (50%) of the RSUs granted to Dr. Tung are eligible to vest on March 31, 2018 and the remaining fifty percent (50%) of the RSUs granted to Dr. Tung are eligible to vest of March 31, 2019, in each case subject to the achievement of certain performance criteria prior to March 31, 2018, including the closing of the Asset Purchase Agreement with Vertex Pharmaceuticals, Inc. and the institution by the Patent Trial and Appeal Board of a Post Grant Review petition filed by the Company against Incyte Corporation.

Fifty percent (50%) of the RSUs granted to each of Dr. Cassella and Ms. Stuart are eligible to vest on March 31, 2018, subject to the achievement of the same performance criteria described above, and the remaining fifty percent (50%) of the RSUs are time-based awards and will vest on March 31, 2019.

The RSUs will be granted pursuant to a form of RSU Award Agreement approved by the Committee on July 6, 2017 under the Company’s 2014 Stock Incentive Plan. Under the terms of the RSU Award Agreement, the Company may issue the right to receive, upon vesting and the satisfaction of any required tax withholding obligation, shares of the Company’s common stock (“Common Stock”), which will become vested as set forth in the applicable award on the basis of one share of Common Stock for each RSU, provided that the grantee has remained continuously employed by the Company from the grant date to such applicable vesting date. The Form of RSU Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits
The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

	By:	/s/ Roger D. Tung
Date: July 10, 2017		Roger D. Tung
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Concert Pharmaceuticals, Inc. Restricted Stock Unit Award Agreement Granted under 2014 Stock Incentive Plan.